EXHIBIT 10.1

PURCHASE AGREEMENT

Purchase Agreement (this “Agreement”) made as of September 22, 2008, between Adco Surgical Supply, Inc,. a Maine Corporation with a principal place of business of 1292 Hammond Street, Bangor, Maine  04401 (the “Seller”), and Adco South Medical Supplies, Inc., a Florida corporation with a principal place of business of 9646 Shepard Place, Wellington, Florida  33414-6420 (the “Purchaser”), and Anand Patel, an individual residing at 9646 Shepard Place, Wellington, Florida  33414-6420 (the “Guarantor”).

WHEREAS, Seller is a wholesaler and retailer of medical equipment and supplies and additionally operates an internet web-site and desires to sell, transfer and assign to the Purchaser its inventory as listed on Schedule A attached hereto, accounts receivable as listed on Schedule B attached hereto, and fixed and intangible assets as listed on Schedule C attached hereto (the “Transferred Assets”); and

WHEREAS, the Purchaser desires to purchase the Transferred Assets;

NOW, THEREFORE, the parties hereto, for good and valuable consideration, intending to be bound, do hereby agree as follows:

1.           Purchase and Sale.  The Seller shall sell, assign and transfer the Transferred Assets to the Purchaser, and the Purchaser shall purchase the Transferred Assets from the Seller, on the Closing Date (as hereafter defined) for consideration consisting of One Hundred Thousand Dollars ($100,000) plus the assumption of certain of the Seller’s liabilities as listed on Schedule D attached hereto (the “Purchase Price”).  Payment of the Purchase Price shall be made on the Closing Date by the delivery by the Purchaser by wire transfer of funds in the amount of $50,000 (of which $5,000 shall be paid by application of the deposit), a Promissory Note issued by the Purchaser (the “Note”) substantially in the form attached hereto in a principal amount equal to Fifty Thousand Dollars ($50,000) and the assumption and payment of Seller’s liabilities as listed on Schedule D.  The closing of the purchase and sale contemplated hereunder (the “Closing”) shall happen simultaneously with the exchange of executed forms of this Purchase Agreement by the Seller and Purchaser and the Purchaser’s delivery of the Purchase Price to the Seller.

2.           Seller’s Representations and Warranties to Purchaser.  The Seller hereby represents and warrants to the Purchaser that:

(a)           The execution, delivery and performance by the Seller of this Agreement do not conflict with or cause a breach of any instrument, agreement or order of any court to which the Seller is a party or by which its property is bound; and no consent, notice or approval by any court or governmental or regulatory authority is required to be obtained by the Seller in connection with his execution, delivery and performance of this Agreement.

(b)           This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

(c)           Seller has good and marketable title to the Transferred Assets, said title shall be free and clear of any pledge, lien, charge, encumbrance, assignment, option or rights of any third party with respect thereto with the exception of a $300,000 line of credit with Key Bank primarily secured by a mortgage on the real estate owned by the Seller (“Encumbrances”).  The Seller has full power and legal right and authority to sell, assign and transfer such title to the Purchaser, and upon the sale to the Purchaser of the Transferred Assets, the Purchaser shall obtain good and marketable title to the Transferred Assets free of all Encumbrances.

(d)           Seller represents and warrants that, to the best of its knowledge, there are no lawsuits pending against Adco Surgical Supply, Inc and that Karen Wright is the only officer of the corporation.

          4.           Purchaser’s Representations and Warranties to Seller.  The Purchaser hereby represents and warrants to the Seller that:

(a)           The execution, delivery and performance by the Purchaser of this Agreement, the Security Agreement and the Note do not conflict with or cause a breach of any instrument, agreement or order of any court to which the Purchaser is a party or by which its property is bound; and no consent, notice or approval by any court or governmental or regulatory authority is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the Note.

(b)           This Agreement, the Security Agreement and the Note constitute the legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

(c)           That it has no indebtedness other than the Note and the Occupancy Agreement, to be provided hereunder, and it is current on all of its financial obligations.

(d)           It knows of no reason that either with the passage of time or the occurrence of any event it will be unable to fully or timely satisfy its obligations to Seller.

          5.           Anand Patel’s Representation and Warranties to Seller.  Anand Patel hereby represents and warrants to the Seller that:

(a)           He owns all the stock of the Purchaser;

(b)           That the Purchaser has no indebtedness, other than the Note and Occupancy Agreement, to be provided hereunder;

(c)           That he has no indebtedness other than as disclosed to Seller pursuant to the financial statements he provided dated March 2008, the Promissory Note to Nyer Medical Group, Inc., dated June 24, 2008, the Note, and the Occupancy Agreement, to be provided hereunder; and

(d)           He is current on all of his financial obligations and knows of no reason that either with the passage of time or the occurrence of any event he will be unable to fully and timely satisfy his obligations to Seller.

6.           Conditions to Closing.  The obligations of the Seller and the Purchaser to perform their respective obligations hereunder shall be subject to (i) the representations and warranties of the other party being true and correct as of the Closing as though made as of the Closing Date and (ii) the performance by the other party of his or its obligations which are to be performed at or before the Closing.  If any such condition to a party’s obligation to close is not satisfied within ten (10) days after the date hereof (other than due to the failure of such party to perform his or its obligations hereunder), such party may terminate this Agreement, and neither the Seller nor the Purchaser shall have any liability to the other by reason of such termination.

7.           Purchaser’s Option to Purchase Real Estate.  Provided the Purchaser and Anand Patel shall have fully complied with their obligations under this Agreement, the Note, the Occupancy Agreement and Anand Patel shall have fully complied with his obligations to Nyer Medical Group, Inc. pursuant to the Agreement and the Promissory Note ($25,000) each dated June 24, 2008, Purchaser may elect to purchase the real property together with the building known as 1292 Hammond Street, Bangor, Maine, as described on Exhibit A (the “Property”) hereto by giving notice of such election in writing (the “Option Notice”) to Seller to be received by no later than January 31, 2009, together with a $10,000 non-refundable deposit (the

“Deposit”) along with a letter of commitment from a reputable lending institution for financing that together with Purchasers documented liquid assets shall be sufficient to satisfy the full purchase price.  Following receipt of the Option Notice and Deposit, Seller shall convey the Property to Purchaser in as is condition without representation or warranty by Seller, and Purchaser shall pay One Million Ninety Thousand Dollars, after application of the Deposit, for a total of One Million One Hundred Thousand Dollars, so as to be received by the Seller prior to the first day of the fifth month anniversary of this Agreement (February 22, 2009), but in any event at least ten business days prior notice shall have been given to Seller.  Otherwise, such sale and purchase shall be made on terms and conditions then typical for conveyance of similar commercial properties in Bangor, Maine. Notwithstanding anything to the contrary contained herein, at the time of such conveyance, Seller shall deliver title to the Property free of any liens or encumbrances created by Seller, or caused by Seller or any party claiming by, through or under Seller (other than Purchaser or any party claiming thereunder) except for the Permitted Exceptions, as hereinafter defined, and Seller shall provide evidence of its authority to convey the Property in a form reasonably acceptable to Purchaser, and shall execute such other commercially reasonable documents as are customary for sales similar to the sale of the Property. “Permitted Exceptions” shall mean (i) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; (ii) leases for space in the Property; and (iii) such other nonmonetary encumbrances with respect to the Property which do not materially and adversely affect the current use of the Property. Except for sums necessary to discharge mortgage liens or other monetary liens created by Seller, or caused by Seller or any party claiming by, through or under Seller (other than Purchaser or any party claiming thereunder), Seller shall have no obligation to expend any sum to deliver title as required hereunder, and if Seller is not able to convey title to the Property in accordance with the provisions hereof, then Purchaser shall have the option, as Purchaser’s sole and exclusive remedy at law or in equity, to withdraw and cancel any Option Notice given by Purchaser, in which case all obligations, liabilities and rights of the parties under this Section shall terminate and be of no further force or effect.  This option may not be assigned and/or transferred by Purchaser as originally designated hereunder.

8.           Miscellaneous.  (a)  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, other personal representatives and permitted assigns.  No party may assign his or its rights or obligations hereunder without the consent of the other party hereto.

(b)           This Agreement expresses the entire understanding of the parties with respect to the subject matter hereof.  This Agreement may not be amended or waived except by an instrument in writing signed by each of the parties hereto.

(c)           The representations and warranties of the parties set forth herein shall survive the Closing.

(d)           If and to the extent any corporate income taxes are owed by the Seller for periods prior to the Closing, the Seller shall be responsible for payment.  The Purchaser shall provide to the Seller timely notice and all documentation related to any such amounts.  Seller retains all rights attributed to the resolution of amounts claimed by any taxing authority.

(e)           This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.  The signatures on this Agreement may be either original signatures or telefaxed copies of original signatures.

(f)           This Agreement shall be governed by and interpreted in accordance with the substantive laws of The Commonwealth of Massachusetts, without giving effect to conflicts or choice of laws principles.

(g)           But for the Seller’s obligation pursuant to Paragraph 7(d) above, following the Closing the Seller shall be relieved of all obligations of any nature related to the Seller.  Following the Closing, the Purchaser shall be solely responsible for all matters of any nature related to the Seller.

(h)           Seller, Purchaser and Anand Patel are simultaneously herewith entering into an Occupancy Agreement.  Purchaser and Anand Patel are providing Seller with the Note and Purchaser is providing Seller with the Security Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

SELLER:
ADCO Surgical Supply, Inc.
/s/ Karen Wright
By: Karen Wright Title: President

PURCHASER:

ADCO South Surgical Supplies, Inc.

By: /s/ Anand Patel
Anand Patel

All Obligations of the Purchaser are guaranteed by Anand Patel.

/s/ Anand Patel
Anand Patel